Exhibit 1
NOVEMBER 14, 2006
British Columbia Security Commission
Alberta Security Commission
Saskatchewan Security Commission
Manitoba Security Commission
Ontario Security Commission
Quebec Security Commission
New Brunswick Security Commission
Nova Scotia Security Commission
Prince Edward Island Security Commission
Newfoundland Security Commission
Alberta Stock Exchange
Toronto Stock Exchange
Dear Sirs:
Subject:	Agrium Inc.
We confirm that the following material was sent by pre-paid mail on November 9, 2006, to the registered shareholders of the common shares of the subject Corporation:
1.	News Release & Q3 Interim Report — November 2, 2006
In compliance with regulations made under the Securities Act, we are providing this material to you with our capacity as agent for the subject Corporation.
Yours truly,
GLOBEL DIRECT
Signed by:

Annie Boisclair
Client Services
cc: Agrium Inc.
To Us, Business is Personal

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